Exhibit 10.4

LOAN AGREEMENT

Date: February 1, 2016

For value received, the undersigned Traqer Corp. (the “Borrower”), at 930 Sylvan Avenue, Englewood Cliffs, NJ 07632, promises to pay to the order of Shlomit C. Frommer (the “Lender”) , at 119 North Livingston Avenue, Livingston NJ 07039 (or at such other place as the Lender may designate in writing), the sum of $17,400.00 with no interest.

The loan was disbursed in 5 payments as follows:

•	$300 on 09/04/2015
•	$2,600 on 11/04/2015
•	$2,000 on 12/04/2015
•	$5,000 on 12/24/2015
•	$7,500 on 01/16/2016

I. TERMS OF REPAYMENT

A. Payments

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 3.5% annually until paid.

The unpaid principal shall be payable in full on February 01, 2018 (the “Due Date”).

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1)	the failure of the Borrower to pay the principal and any accrued interest when due;

2)	the liquidation, dissolution, incompetency or death of the Borrower;

3)	the filing of bankruptcy proceedings involving the Borrower as a debtor;

4)	the application for the appointment of a receiver for the Borrower;

5)	the making of a general assignment for the benefit of the Borrower's creditors;

6)	the insolvency of the Borrower;

7)	a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or

8)	the sale of a material portion of the business or assets of the Borrower.

V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable , in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This note may not be amended without the written approval of the holder.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of Nevada.

VIII. SIGNATURES

This Note shall be signed by

Bess A. Lipschutz, on behalf of Traqer Corp.:

/s/ Bess A. Lipschutz	Date: 2/1/2016

Shlomit C. Frommer:

/s/ Shlomit C. Frommer	Date: 2/1/2016